UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2007

ELEPHANT & CASTLE GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-12134	None
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1190 Hornby Street
Vancouver, British Columbia
Canada V6Z 2K5
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-6451

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425) .

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

Item 8.01. Other Events.

          As previously reported on Elephant & Castle Group Inc.’s (the “Company”) Form 8-K filed on January 24, 2007, the Company entered into an arrangement agreement dated January 22, 2007 with Repechage Investments Limited, a corporation incorporated under the laws of Newfoundland and Labrador, Canada (“Repechage Investments”), and Repechage Restaurant Group Ltd., a wholly-owned subsidiary of Repechage Investments and a corporation incorporated under the laws of Canada (“Repechage”), which contemplated the acquisition by Repechage of all of the outstanding securities of the Company by way of a plan of arrangement (the “Arrangement”) pursuant to Section 288 of the Business Corporations Act (British Columbia). Upon the closing and effectiveness of the Arrangement on April 20, 2007, the Company became a “foreign private issuer” as such term is defined under Rule 3b-4 under the Securities Exchange Act of 1934, as amended.

          Beginning with its quarterly report for the period ended April 1, 2007, Elephant & Castle Group Inc. will file its periodic reports with the Securities and Exchange Commission on Forms 20-F and 6-K, the forms permitted to be used by foreign private issuers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT & CASTLE GROUP INC.

Date: May 10, 2007	By:	/s/ Roger Sexton
Roger Sexton, Chief Financial Officer